LEASE AGREEMENT

This AGREEMENT, made and entered into this 7th day of August, 1998 by and between: Mitsubishi Jisho Co., Ltd., a company incorporated and existing under the laws of Japan, having its principle place of business at 2-7-3, Marunouchi, Chiyoda-ku, Tokyo, Japan (hereinafter called the "Lessor"), and:
Helix Technology, K.K., a company incorporated and existing under the laws of Japan, having its principle place of business at 2-2-1, Minatomirai, Nishi-ku, Yokohama-shi, Kanagawa-pref., Japan (hereinafter called the "Lessee"),

WITNESSETH THAT
WHEREAS, the Lessor is desirous of renting the room defined in Article 1 hereof to the Lessee through Mitsubishi Jisho Building Management Yokohama, Co., Ltd. as the agent of the Lessor.
and
WHEREAS, the Lessee is willing to take a lease of the room of the Lessor through Mitsubishi Jisho Building Management Yokohama, Co., Ltd.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Article 1  (Room to let and its area)
The room to let is defined as follows:
Building: Queens Tower A, 14th floor; Rooms: 1403 and 1404; Total area: 401.13m2 (As shown in the drawing attached hereto); OA-compatible double floors, carpet tiles, lights and electric appliances, air conditioning and ventilation equipment provided.
Building structure: 36 floors above the ground, 5 floors under the ground, 2 penthouse floors, S and SRC structures
Location: 2-3-1 Minatomirai, Nishi-ku, Yokohama-shi, Kanagawa-pref.

Article 2  (Term)
The Agreement shall be effective from the 1st day of September, 1989 to the 31st day of August, 2000.

Article 3  (Rent and Other Charges)
     3.1 The rent shall be 2,669,500.- Yen per month (inclusive of common service fee). The Lessee shall pay the rent of the following month by a bank account transfer as provided separately on the 25th of every month (or on the following weekday if the 25th day hits a Bank holiday.) The Lessor shall not be precluded from demanding a direct payment from the Lessee, however. Both the Lessor and the Lessee shall not request the increase or decrease of the rent to the other party hereof during the term as provided in Article 2 hereof (inclusive of the extended term pursuant to Article 12.)

     3.2 The Lessee shall pay the electricity rates of the room to let and the air conditioning fees outside of the business hours. The Lessee shall pay the public utilities charges such as water and gas rates if these utilities are supplied to the room to let. Payment of the above-mentioned rates and charges for the previous month shall be made in the manner of payment of rent.

Article 4  (Digital PBX)
     4.1 The Lessee shall use the digital PBX system installed by the Lessor and shall pay the charge for using the digital PBX system as provided separately by the Lessor.

     4.2 The Lessee shall conform to the "Digital PBX Utilization Agreement" as provided separately by the Lessor for the use of digital PBX system.

Article 5  (Consumption Tax and Other Taxes)
The Lessee shall pay the consumption and other taxes to be levied on the rent and other charges as a result of conclusion of the Agreement. The taxes shall be paid in the manner of payment of rent.

Article 6  (Purpose of Using the Room to Let)
The room to let shall be used exclusively as the office of the Lessee.

Article 7 (Prohibition of Transfer of Right of Lease and of Sublease, Limitation of Room Sharing and of Indication of Lessee's Title)

     7.1 The Lessee shall not transfer, sell or purchase the right of lease, sublet or loan the use of the room to let.

     7.2 The Lessee shall not allow the others to stay in the room to let or display the lessee's title other than The lessee without obtaining the written consent of the Lessor.

Article 8 (Furnishings and Facility Construction)
     8.1 If the Lessee wishes to modify the original state of the room to let for the purpose of repair, remodel, or establishment of new furnishings, the Lessee shall obtain an approval of the Lessor prior to the start of construction even if the Lessee bears the expenses. The Lessor shall not reject the Lessee's request of modification apart from cases such that the modification can cause the problems related to building structure, building base facilities, legal issues, or construction period and methods.

     8.2 The Lessee shall bear the taxes and other public charges including, but not limited to, fixed property tax, urban planning tax, and real estate acquisition tax, to be imposed on the newly established or altered furnishings and facilities pursuant to Article 8 hereof irrespective of the holder of a title deed.

Article 9  (Repair)
     9.1 If there is a need for repair, the Lessee shall request the Lessor for repair as soon as possible and the Lessor shall promptly coordinate the repair work as soon as possible.

     9.2 In case the Lessor has properly implemented repair, improvement, or maintenance work as the Lessor admits necessary (inclusive of power failure and suspension of water supply), the Lessor shall not be liable for any inconvenience and damages of the Lessee as a result of repair, improvement, or maintenance or remodeling. If the period of repair or improvement continues for a long time, the Lessor and the Lessee shall mutually discuss the matter.

Article 10 (Compensation for Damage)
The Lessee shall bear all the compensation for damage to the room to let, facility, furnishings of the Lessor or to the common space caused by an accidental or intentional fault of the Lessee or its agent, employee, or contractor.

Article 11   (Indemnification)
The Lessor shall be held harmless for the damages of the Lessee caused as a result of natural disasters by an Act of God including, but not limited to, earthquake, fire, and damage from a storm and flood, or robbery and loss which is not attributed to the fault of the Lessor.

Article 12   (Renewal of Lease Agreement)
The Agreement shall be renewed for two more years from the following day of the maturity if either the Lessor or the Lessee does not provide any instance in writing six months prior to the maturity of the Agreement at the latest. Provided however that, the Lessor may revise the rent as provided in Article 3,
Item 3.1 hereof after consultation with the Lessee at the time of renewal of the Agreement.

Article 13   (Cancellation Before the Maturity)
If  cancellation of the Agreement is required before the maturity as provided in
Article 2 hereof, either the Lessor or the Lessee shall give an advance notice to the other party six months prior to the cancellation date at the latest. Even if the period from the advance notice to the cancellation is less than six months, the Lessee may cancel the Agreement by paying the rent that covers the period from the next day of the advance notice to the cancellation date and other fees as provided in Article 3, and the immediate cancellation penalty which consists of the balance to the rent for six months.

Article 14 (Deposit and Guaranty Money)
     14.1 To secure a payment for the liability under the Agreement, the Lessee shall deposit the amount of 16,017,000.-Yen which is equivalent to the rent for six months to the Lessor at the time of conclusion of this Agreement and the amount of 16,017,000.-Yen to the Lessor as a guaranty money no later than the previous day of the start of lease. If the rent is increased, the Lessee shall deposit the balance separately in addition to the initial deposit and guaranty money. Provided however that, the Lessor shall not pay the interests for the deposit and guaranty money.

     14.2 The deposit and guaranty money may be used as a mortgage for other lease agreement between the Lessor and the Lessee if any and also for the liability against the Lessor and Mitsubishi Jisho Building Management Yokohama Co., Ltd. in accordance with the contract of furnishings and repair work of the room and other rooms to let.

     14.3 If the Lessee is liable for the rent in arrears, the compensation for damage, the payment in accordance with the Agreement or other agreements, or the payment based on the contract with the Lessor and Mitsubishi Jisho Building Management Yokohama Co., Ltd. for the furnishings and repair work, the Lessor shall be able to apply the above-mentioned deposit or guaranty money for the above-mentioned purposes without any notification.

     14.4 If the case as provided in Item 14.3 arises, the Lessee shall fill the deposition and guaranty money within 10 days after the receipt of the notice.

     14.5 The Lessee shall not claim the offset to the total liabilities with the deposit and guaranty money.

     14.6 In case the Agreement is concluded, resolved, or canceled, and the Lessee completely clears out of the room to let, the deposit and guaranty money shall be returned to the Lessee promptly after taking away the amount payable to the Lessor if any balance is remained.

Article 15 (Prohibition of Transfer or Loan of the Right of Claim of Deposit and Guaranty Money)
The Lessee shall not transfer or place a mortgage of the claim of deposit and guaranty money to others.

Article 16 (Cancellation Before the Start of Lease)
     16.1 If the Lessee cancels the Agreement for certain reasons after the conclusion of the Agreement and before the start of lease, the Lessee shall pay the amount equivalent to the deposit of 16,017,000.-Yen to the Lessor as a cancellation penalty. In addition, if the Lessor has built the partition walls and entrances/exits for the Rooms 1402 and 1403 to prepare for the lease to the Lessee (including the case that the purchase order has already made to the subcontractor), the Lessee shall pay the construction expenses.

     16.2 If the case as provided in Item 16.3 occurs, the Lessor may appropriate the deposit money received from the Lessee at the time of conclusion of this Agreement for the cancellation penalty and shall not return the deposit to the Lessee.

Article 17 (Liability Arrears Damages)
If the Lessee is in arrears for the payment of liability such as rent and other charges pursuant to the Agreement, the Lessor may claim damages for delayed payment at the annual rate of 18.25% to the Lessee. Even if the Lessee has paid the liability in arrears to the Lessor, the Lessor shall not be precluded from executing the right to cancel the Agreement pursuant to Article 19 hereof.

Article 18 (Conformance to Detailed Building Facility Rules)
The Lessee shall conform to the Queens Tower Building A Detailed Facility Rules attached herewith (inclusive of the rules modified by the Lessor.)

Article 19 (Rescission of Lease Agreement)
     19.1 If either the Lessor or the Lessee acts contrary to the Agreement, the other party may rescind the Agreement after giving a certain period of peremptory notice.

     19.2 If the Lessor rescinds the Agreement for the reason of the Lessee's infringement hereof, the Lessee shall pay a penalty equivalent to the rent for six months to the Lessor. Provided however that, the Lessor shall not be precluded from claiming the damage caused by rescission of the Agreement or delayed vacation of the room to let.

Article 20 (Force Majeure)
If all or part of the building is lost or destroyed due to an event of force majeure or any other cause beyond the control of the party affected, either party may terminate the Agreement by notifying the other party in writing.

Article 21 (Vacation of the Room to Let)

     21.1 If the Lessee does not vacate the room to let at the same time with the maturity of the Agreement, the Lessee shall pay to the Lessor the compensation for damages which is double the rent for the period from the following day of the maturity of the Agreement until the completion of vacation, plus utilities charges including, but not limited to, electricity and water rates. The Lessee shall compensate for damage if the delay of surrender has caused the Lessor a damage.

     21.2 The Lessee shall remove furnishings and equipment which the Lessee has newly established or added by the expense of the Lessee and repair any modification, corruption, and damage to the room to let, furnishings, and facility, perform coating and replacement of walls, ceilings, and floor finishing materials, returning the state of the room to let to its original state before evacuating them to the Lessor. The Lessee shall submit the restitution memoranda on the issue to the Lessor.

     21.3 The construction for restitution as provided in Article 20, Item 20.2 shall be conducted by the Lessor, and the expenses for the construction shall be paid by The lessee. Provided however that, The lessee may arrange the subcontractor by its own discretion by obtaining the consent of the Lessor in writing.

     21.4 If the Lessee does not remove the articles in the room to let after the maturity of the Agreement, the Lessor may dispose the articles at its own discretion. The Lessor may claim the expenses needed for the disposal of the articles to the Lessee.

     21.5 Whatever the conditions or pretexts may be, the Lessee shall not claim the repayment of the expenses paid for the room to let, furnishings, and facility or the compensation for removal, eviction, and premium. The Lessee shall not ask the Lessor to purchase the furnishings and facility which the Lessee has newly installed or added.

Article22 (Agent)
The Lessor shall entrust the agent as designated herein with full powers in relation to the Agreement, and the Lessee shall execute any actions to the Lessor through the designated agent. Provided however that, the Lessor shall not be precluded from directly exercising the rights to the Lessee.

Article 23 (Confidentiality)
The parties shall take sufficient measures to keep in strict confidence all of the contents rendered hereunder and shall not disclose any of them to any third party, Provided however that, this obligation of confidentiality shall not apply to the legal obligation of disclosure of information.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate, by its duly authorized officer or representative as of the date first above written.
Lessor:      Mitsubishi Jisho Co., Ltd.
             2-7-3 Marunouchi, Chiyoda-ku, Tokyo
             Takeshi Fukuzawa, President and CEO


             /s/Takeshi Fukuzawa
             -----------------------------------
             Takeshi Fukuzawa, President and CEO


Agent: Mitsubishi Jisho Building Management Yokohama, Co., Ltd. 2-2-1 Minato Mirai, Nishi-ku, Yokohama-shi, Kanagawa-pref. Takeyuki Ohnishi, President and CEO



             Authorized Land and Building Dealer
             (Tokyo) No.66783
             Hajime Kumakura




Lessee:      Helix Technology, K.K.
             2-1-1 Minato Mirai, Nishi-ku, Yokohama-shi,
             Yoshiko Nishio, President and CEO



             /s/Keiko Nishio
             -----------------------------------
             Keiko Nishio, President

                                      QUEENS TOWER - A
                                 DETAILED FACILITIES RULES

I.  General Information

1. Building Opening/Closing Time

           Opening             Closing     Gateway used during closure
          -----------        -----------   -----------------------------------
   Entrances/exits 8:00 a.m.   10:00 p.m.  1F Tower-A gate way
                                           1F Landmark tower side exit
                                           (22:00 p.m. to midnight)

The   opening/closing   time  may  be  changed   due  to   building   management
circumstances.

2. Air Conditioning Service

                Weekdays                Saturdays, Sundays, Holidays
                -------------           ------------------------------------
        8:30 a.m. to 7:00 p.m.                        Closed

Air conditioning service will be provided during the time shown above. The time for service may be shortened to save energy.

3. Elevators

                       Weekdays              Saturdays, Sundays, Holidays
                    -------------        ------------------------------------
   Passengers                   Operated all day

   Cargoes     8:00 a.m. to 22:00 p.m.                 Stopped

Elevators will be operated as shown in the table above. Elevator operations time and system may be changed due to building management circumstances.

4. Hot Water Supply

                Weekdays                Saturdays, Sundays, Holidays
                -------------           ------------------------------------


        8:00 a.m. to 7:00 p.m.                        Closed

Hot water will be supplied to the hot water station located on every floor as shown above.

5. Window Cleaning
The Building Management Office (Mitsubishi Jisho Building Management Yokohama) will clean the windows on the outside once a month.

6. Mail Delivery
Normal mail will be delivered to the mailbox located on the 1st floor.

7. No Power Supply Day (Building Closure Day)
A Sunday during the period from February 20th to 26th every year, 9 a.m. to 6 p.m. The "No Power Supply Day" is established for legal inspection of electric facilities. Power cut may occur at a certain occasion for the construction of electric facility. A notice will be delivered in advance when the construction is to be implemented.

II. Detailed Rules

1. Preservation and Maintenance of Building
     1) Take good care to keep the building and its facilities in good condition.
     2) Contact the Building Management Office as soon as any damage or failure is found.
     3) The floor loading limit is 500kg/m2. Contact the Building Management Office for consultation in advance when executing the installation and moving of heavy objects such as a safe and movable racks.
     4) Obtain a prior approval from the Building Management Office when modification of the building layout is planned including repair or rearrangement of furnishings, or installation of new furniture. The Building Management Office will perform all construction work which can affect the building structure, power/water supply, drainage, and air conditioning works.
     5) It is stipulated by law that all electric facilities are under the supervision and maintenance of the Queen's Square Yokohama chief electrical engineers. The lessee shall designate the personnel in charge of handling electric appliances at all times and implement periodical inspection and maintenance for special electric appliances. The inspection results shall be submitted to the Building Management Office in writing.
     6) As the capacity for electric appliances is limited, contact the Building Management Office in advance when using large electric appliances.
     7) It is unavoidable to perform constructions which may cause inconvenience to the lessee. Your cooperation is highly appreciated during construction.

2. General Rules
     1) Obtain a prior approval from the Building Management Office when showing the Company name or other information on the door of the room to let.
     2) No posting of bills and writing on the windows, space, and walls of common use.
     3) When leaving the articles on the space of common use such as a corridor, DO NOT cause a nuisance to the surrounding area including, but not limited to, the generation of noise, odor, or oscillation.
     4) Do NOT install the telephone under disguised ownership.
     5) Delivery of baggage shall be made from the baggage delivery station located on the 2nd basement. The height of the delivery truck must be less than 3m, and the use of the baggage delivery station must be completed within 30 minutes. Do NOT use the main entrance, other entrances and exits, and the elevators for visitors for baggage delivery. Please be sure to tell these rules to all suppliers concerned.

     6) Parking is NOT allowed in the surrounding area of the building. Do NOT park on the road.
     7) When the ambulance is called, contact the Tower - A Operation Center (ext.#5000) about the call, too.

3. Hygiene and Cleaning
     1) The cleaning of the room to let shall be conducted either by the lessee themselves or the authorized vendor.
     2) To keep the floor carpets of the inner office and corridors clean, contact the cleaning vendor mentioned above immediately after finding any stains or damages. Telecommunication cables and power lines are wired under the floor. Contact the Building Management Office immediately when the damage by water is concerned.
     3) Dump used tea leaves and cigarette buds in the container equipped in the hot water station.
     4) Dusts and waste paper must be disposed of separately into the dedicated container.
     5) Insect and rat poisoning will be performed by the authorized vendor on a regular basis.
     6) Bulky waste must be disposed of by the lessee themselves.

4. Prevention of Crimes and Guarding
     1) Always take good care for prevention of theft, burglary, or robbery. Contact both the police (Dial #0110) and the Tower - A Operation Center immediately after finding the theft, burglary, or robbery.
     2) Consult the Building Management Office in advance when hiring the guard(s).
     3) Take good care when handling the key. Before you leave the office, make sure that the office is locked. Be sure to keep the key in the key deposit system and do not carry the key outside of the building. if the key is lost, contact the Building Management Office immediately.
     4) The IC card is as important as a key. If you have lost the IC card, contact the Building Management Office immediately. Conform to the IC Card Guideline for the use of the card.
     5) Please refrain from staying overnight in the building. If overnight stay is necessary, consult the matter with the Building Management Office in advance.
     6) If you find someone or something suspicious, contact the Tower - A Operation Center immediately.

5. Fire Prevention
     1) Designate the fire prevention manager, fire prevention specialist, and fire prevention inspector, and always take good care for the prevention of fire. If a fire is detected, call the fire department (Dial #0119), and contact the Tower - A Operation Center. The appointment and alteration of the fire prevention specialist, fire prevention manager, and fire prevention inspector must be reported to the Building Management Office.
     2) Ensure that everyone is aware of the location and usage of the communication equipment (e.g. emergency phone), fire extinguishing equipment (e.g. fire extinguisher, fire sprinkler), and evacuation facility (e.g. stairs, emergency exits). Do NOT leave the articles near the fire prevention equipment such as water sprinklers, emergency exits, and fire doors as those can hinder the fire fighting activities.
     3) A required number of fire extinguishers are equipped in the room to let.

     4) Throw cigarette buds in the dedicated container equipped in the hot water station.
     5) Do NOT bring hazardous objects into the building. Do NOT use the equipment which can catch afire.
     6) Leave the office after confirming the safety of the room.

III. Emergency
Fill in the form of emergency list of where to make contact and submit it to the Tower-A Operation Center. All modifications must be notified without fall.

IV.  Room Visiting by Staff Members
The building management staff may enter into the room as required from the management point of view. A notice will be given later on.

V.   IC Cards
Conform to the IC Card Guideline for the use of IC cards.

VI.  Information Terminals
Conform to the Information Terminal Guideline to be separately provided for the use of the information terminal on lease.


The contents of the Detailed Facility Rules may be changed due to building management circumstances. Please be sure to observe the updated rules as well. Everyone must be aware of the above-mentioned rules.


             Mitsubishi Jisho Building Management Yokohama Co., Ltd.